Exhibit 99.1

Nxu Inc. Appoints Jordan Christensen As Chief Legal Officer

Senior Legal Executive with Nearly 15 Years of Corporate and Legal Experience to Join Nxu

MESA, Ariz., June 08, 2023 - Nxu Inc., (NASDAQ: NXU) (“Nxu”, “the Company”), a US-owned technology company manufacturing innovative battery cells and battery packs for use in advanced energy storage systems and megawatt charging stations, today announced the appointment of Jordan Christensen to the Company’s executive team as Chief Legal Officer, effective June 5, 2023. Reporting directly to Chairman and CEO Mark Hanchett, Christensen will oversee the Company’s legal, compliance and regulatory affairs functions, including corporate governance, securities and corporate finance, commercial, litigation, labor and employment, and intellectual property matters.

“Jordan joins Nxu at an important stage in our development, and our entire team will benefit from his wide range of private sector and regulatory experience,” said Mark Hanchett, Chairman and CEO of Nxu. “We have been fortunate to have Jordan serve as our external legal counsel for the past five years, so we know firsthand his strong alignment with Nxu’s strategic goals and his commitment to diversity and sustainability. I am confident Jordan’s contributions will have a significant impact on our journey to long-term value creation for all our stakeholders.”

Christensen added, “I am thrilled to be joining Nxu at such an exciting time. The Company has embarked on a path to becoming a leader in the evolution of batteries and energy storage solutions, and I look forward to leveraging my experience and unique perspective to help the entire Nxu team to achieve our ambitious goals for growth and success.”

Professional Background of Jordan Christensen

With nearly 15 years of corporate and legal experience, Christensen brings a broad range of legal and business acumen to Nxu. He joins the Company from WCAZ Law, PLLC, where he was a managing partner acting as outside general counsel for a number of early-phase start-up companies since 2018. In addition, since 2022 he was Assistant Managing Attorney at Salt River Pima-Maricopa Indian Community (“SRPMIC”), a sovereign tribe located in Maricopa County, Arizona. Christensen worked for the SRPMIC from 2015 to 2023.

Prior to his tenure with WCAZ Law and the SRPMIC Christensen worked in several regulatory roles, including Assistant Attorney General in the Arizona Attorney General's Office, and as an enforcement Attorney in the Arizona Department of Revenue. Christensen holds a Doctor of Law from the Ohio State University Moritz College of Law and a Master of Business Administration from the University of Wisconsin Colleges.

About Nxu, Inc.

Nxu, Inc. is a vertically integrated technology company leveraging its intellectual property and U.S.-manufactured battery innovations to support e-Mobility and energy storage solutions. Driving the energy future, Nxu is developing an ecosystem of industry leading battery cell and pack technologies, grid level energy storage solutions, charging infrastructure, platform and medium-duty electric mobility solutions, and over-air cloud management – encompassed by Nxu’s seamless subscription-based models. For more information, visit www.nxuenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future areas of focus and expectations for our business. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Nxu’s expectations about its long term growth strategy, future growth trajectory, revenue and operations; Nxu’s technology and alignment with broader trends in the EV market; opportunities presented by electrification; beliefs about the general strength, weakness or health of Nxu’s business; and beliefs about current or future trends in EV battery materials or other markets and the impact of these trends on Nxu’s business. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at www.nxuenergy.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:

Mary Trout

Nxu, Inc.

info@nxuenergy.com

Laura Guerrant-Oiye

Financial Profiles, Inc.

nxu@finprofiles.com

(310) 622-8250